Exhibit (h)(1)(b)

Amendment to Amended and Restated Fund Accounting and Administration Agreement

Dated April 12, 2010

Between

ALPS Fund Services, Inc.

and

Forward Funds

THIS AMENDMENT is made as of September 20, 2010 by and between ALPS Fund Services, Inc. (“ALPS”) and Forward Funds (the “Fund”).

WHEREAS, ALPS and the Fund have entered into an Amended and Restated Fund Accounting and Administration Agreement (the “Agreement”) effective April 12, 2010;

WHEREAS, on June 10, 2010, the Board of Trustees of the Fund approved the name change of the Forward Small to Mid Cap Fund and Forward Frontier Markets Fund;

WHEREAS, the name changes are effective September 20, 2010;

WHEREAS, in light of the foregoing, ALPS and the Fund wish to modify the provisions of the Agreement to reflect revised Appendix A – Portfolios List;

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	Appendix A – Portfolios List. Appendix A is replaced in its entirety with the attached Appendix A.

2.	Remainder of the Agreement. All services under Section 1 of the Agreement shall continue until such services are no longer rendered. All other provisions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of each of the parties hereto as of the date of the Amendment first set forth above.

ALPS Fund Services, Inc.	Forward Funds

By:	By:

Name:	Jeremy O. May	Name:	J. Alan Reid, Jr.
Title:	President	Title:	President

APPENDIX A

DATED AS OF SEPTEMBER 20, 2010

TO THE AMENDED AND RESTATED FUND ACCOUNTING AND

ADMINISTRATION AGREEMENT

Portfolio List

Allocation Funds

Forward Aggressive Growth Allocation Fund	Forward Growth & Income Allocation Fund
Forward Balanced Allocation Fund	Forward Income Allocation Fund
Forward Growth Allocation Fund	Forward Income & Growth Allocation Fund

Non-Allocation Funds

Forward Banking and Finance Fund	Forward Large Cap Growth Fund
Forward Emerging Markets Fund	Forward Large Cap Value Fund
Forward Frontier MarketStrat Fund	Forward Legato Fund
Forward Global Infrastructure Fund	Forward Long/Short Credit Analysis Fund
Forward Growth Fund	Forward Mortgage Securities Fund
Forward High Yield Bond Fund	Forward Real Estate Fund
Forward HITR Fund[1]	Forward Select Income Fund
Forward International Dividend Fund	Forward Small Cap Equity Fund
Forward International Equity Fund	Forward SMIDPlus Fund
Forward International Fixed Income Fund	Forward Strategic Alternatives Fund
Forward International Real Estate Fund	Forward Tactical Growth Fund
Forward International Small Companies Fund	Forward Strategic Realty Fund
Forward Investment Grade Fixed Income Fund	Forward U.S. Government Money Fund
Forward Large Cap Equity Fund

[1]	Fund has not commenced operations.